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                                                                     EXHIBIT 4.3



                                   TODD SPENCE
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), effective as of August 23, 2000, is by and between Management - Data, Inc., a Missouri corporation (the "COMPANY"), and Todd Spence ("EMPLOYEE"). Unless the context of this Agreement specifically indicates otherwise, capitalized terms used herein shall have the meanings given them in the Agreement and Plan of Merger dated June 12, 2000 (the "MERGER AGREEMENT"), by and among Panoramic Care Systems, Inc., a Delaware corporation ("PANORAMIC"); Panoramic Acquisition Corporation, a Missouri corporation; and the Company.

         WHEREAS, the Company wishes to employ Employee, and Employee desires to accept such employment, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee as President and Chief Executive Officer of the Company to devote his full professional time and effort to the business of the Company, and Employee hereby accepts such employment and agrees to perform such duties and undertake such responsibilities as are assigned to him from time to time by the board of directors of the Company or by such officers as the board of directors may designate.

         2. FULL-TIME BEST EFFORTS. Employee shall devote his full and exclusive professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of his obligations hereunder.

         3. TERM OF EMPLOYMENT. Employee's term of employment shall begin on the Closing Date and shall continue until terminated pursuant to Section 6 below.

         4. COMPENSATION. During the term of Employee's employment, the Company shall pay Employee an annual salary of $250,000.00 (such annual salary, as may be increased from time to time, is referred to herein as the "BASE SALARY"), subject to such payroll deductions as are required by law. The Base Salary shall be payable in accordance with the usual practice of the Company. The Employee shall have the opportunity to earn a bonus of up to 50% of his annual salary each calendar year upon achieving milestones, completion of tasks and satisfying financial performance criteria established by the Board of Directors in a writing delivered to Employee within the first month of each calendar year.

         5. BENEFITS. Employee shall be entitled to receive all benefits (such as medical and dental insurance, paid vacation and sick pay) generally available from time to time to other employees of the Company. Upon presentation of appropriate documentation and consistent with the policies and procedures of the Company, Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder.




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         6. TERMINATION.

                  (a) The Company may terminate Employee's employment hereunder at any time for Cause (as hereinafter defined) effective immediately upon written notice to Employee. Such notice shall specify that a termination is being made for Cause and shall state the basis therefor. In such event, Employee shall have and shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination. For purposes of this Agreement, termination for "CAUSE" shall be defined as termination because of:

                           (i) The continued failure by Employee to
                  substantially perform his duties hereunder for a period of fifteen days after the President or Chief Executive Officer (or a duly authorized designee) of the Company or Panoramic has made a second written demand for performance that specifically identifies the manner in which he believes that Employee has not substantially performed his duties, such second demand to follow at least 15 days after a first written demand for performance.

                           (ii) The commission by Employee of a willful act of
                  dishonesty or misconduct that is injurious to the Company or Panoramic (or any of their respective subsidiaries, affiliates or predecessors) or gross negligence in the performance of his duties.

                           (iii) A conviction or a plea of guilty or nolo
                  contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved.

                           (iv) Employee engages in conduct constituting "cause"
                  under applicable law.

                  A termination for Cause (which shall be in the sole discretion of the Company) must be made, if at all, within ninety days after the Company learns of the latest such event that entitles the Company to terminate Employee's employment hereunder.

                  (b) Company may terminate Employee's employment for any reason other than Cause at any time. If the Company terminates Employee without Cause at any time, Employee shall be entitled to receive from the Company his Base Salary for a period of 24 months, on the same terms as if his employment had not been terminated, but Employee shall not be entitled to receive any other payments, rights or benefits from the Company.

                  (c) Employee may terminate this Agreement upon thirty days' prior written notice to the Company if the Company or Panoramic has breached any material term or condition of this Agreement without the express previous written consent of Employee and such breach is not cured within the thirty-day period following receipt by the Company of written notice from Employee of such breach. Employee's notice shall specify the manner in which Employee believes that the Company has breached this Agreement. Subject to the provisions of Sections 8, 9 and 10 below, Employee may resign from employment with the Company at any time.



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                  (d) This Agreement shall terminate immediately upon the death of Employee or if Employee is unable to perform his duties hereunder by reason of illness, injury or incapacity for ninety consecutive days (during which time the ill, injured or otherwise incapacitated Employee shall continue to be compensated as provided herein). In either such event, Employee or his personal representative or heirs shall be entitled to receive any benefits provided under any benefit or similar plan or policy adopted by the Company or Panoramic and applicable to Employee, but Employee shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination.

         7. INVENTIONS AND PATENTS. Employee agrees that all reasonably patentable inventions, innovations or improvements in the Company's or Panoramic's products or methods of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him while he is employed by the Company belong to the Company, but may be used by Employee at any time during the term hereof (so long as such use is not in violation of any non-compete agreement between the Company and Employee) without compensation to the Company. Employee will promptly disclose such inventions, innovations or improvements to the other officers of the Company or Panoramic.

         8. PROPERTY OF THE COMPANY. All books, documents, lists and records pertaining to the Company's or Panoramic's business (collectively, the "RECORDS"), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained in tape or are set forth in some other medium of expression, are the sole and exclusive property of the Company. Upon the termination of Employee's employment with the Company, Employee promptly shall return to the Company all Records and copies thereof that are in Employee's possession or that Employee has removed from the Company's or Panoramic's premises.

         9. COVENANT NOT TO COMPETE. Employee agrees that for a period of three
(3) years after the termination of his employment with the Company, he will not, without the prior written consent of the President or Chief Executive Officer of Panoramic, either individually, or in partnership or jointly or in conjunction with any person, firm, corporation or any other entity as principal, agent, employee or shareholder, or in any other manner whatsoever, directly or indirectly (i) engage in, invest in (other than the ownership of less than 1% of the securities of any publicly traded company), become associated with, accept employment with (except for any employment with Panoramic or the Company), serve as a consultant to, or accept compensation from, any person, firm or corporation (including any new business started by Employee alone or with others) whose products and/or services compete with those offered by the Company, Panoramic or any of their respective subsidiaries, affiliates or predecessors, anywhere within a 100-mile radius of Denver, Colorado, St. Louis, Missouri, or a 100-mile radius of any other city served by the Company (the "TERRITORY"); (ii) contact or solicit (directly or indirectly) any past customers (beginning 12 months prior to the Closing Date) or current customer of the Company, Panoramic or any of their respective subsidiaries, affiliates or predecessors, for the purpose of diverting any existing or future business of such customers to a competing source; (iii) contact or solicit (directly or indirectly) or hire any employees of, or vendors to, the Company, Panoramic or any of their respective subsidiaries, affiliates or predecessors, for the purpose of causing, inviting or encouraging any such employee or vendor to alter or terminate his, her or its employment or business relationship with the Company, Panoramic or any of their respective subsidiaries, affiliates of predecessors; or (iv) willfully make any public statement or perform or do any other act that disparages or is prejudicial





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or injurious to the reputation or goodwill, or otherwise interfere with the business, of the Company, Panoramic or any of their respective subsidiaries, affiliates or predecessors.

         10. CONFIDENTIALITY. Employee acknowledges that by virtue of, among other things, his employment with the Company, he is in possession of and will come into possession of certain confidential and proprietary information relating to the business and operations of the Company and Panoramic. Employee agrees that he will not, at any time during the term hereof or hereafter, (A) disclose any trade secret, know-how or confidential information of the business of the Company or Panoramic, or any of their subsidiaries, affiliates or predecessors (each and all of which entities shall be included within the meaning of the term "COMPANY" for purposes of the remaining portion of this
Section 10) (including, but not limited to, cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, terms of the Merger Agreement or the transactions contemplated thereby, information concerning pending or contemplated acquisitions or expansion plans of the Company or the existence of negotiations concerning the same, and similar non-public information relating to the Company's internal operations, business, plans, policies or practices), to any person other than an employee of the Company, or (B) use or permit the use of any of the Company's trade secrets, know-how or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company; provided, however, that the trade secrets, know-how and confidential information referenced in the foregoing provision shall not include any information or knowledge that: (i) is already generally publicly known or that subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Employee or (ii) is lawfully required to be disclosed by any governmental agency or applicable law. Employee further covenants and agrees that at all times during the term hereof and at all times thereafter Employee will hold all of the foregoing information, trade secrets and know-how in secrecy as trustee or custodian for the Company for the exclusive benefit of the Company, and will faithfully do everything in his power to assist the Company in holding in secrecy the foregoing. The trade secrets, know-how and the confidential information of the Company relate to the conduct of the Company's business, are of independent economic value to the Company because they are not generally known and are the subject of efforts by the Company to maintain their secrecy. Employee acknowledges that the right to maintain the secrecy of the trade secrets, know-how and confidential information of the Company constitutes a proprietary right that the Company is entitled to protect and that the disclosure, or improper use, of the trade secrets, know-how or the confidential information of the Company by Employee will cause irreparable harm to the Company.

         11. MISCELLANEOUS.

                  (a) For purposes of this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, two days after deposit in the mail if mailed by certified mail, return receipt requested, or when received if delivered via Federal Express or similar overnight courier service, or by facsimile. Notices to the Company shall be given to the Company's Secretary, addressed to the Company's corporate headquarters. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of the Company. Either party shall be entitled to change the address at which notice is to be given by providing notice to the other party of such change in the manner provided herein.




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                  (b) This Agreement sets forth the entire agreement of the
parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral. This Agreement may be amended only by a writing signed by both parties hereto. Each party represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  (c) This Agreement shall be binding upon, and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

                  (d) No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the person or party against whom it is charged.

                  (e) The parties hereto have endeavored to limit Employee's rights to compete to the extent necessary to protect the Company, Panoramic and their respective subsidiaries, affiliates and predecessors from unfair competition in connection with the transactions contemplated by the Purchase Agreement; however, they recognize that reasonable people may differ in making such determinations. Therefore, if a determination is made that any temporal, territorial or activity-related restriction on competition contained in this Agreement is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Company and Employee hereby covenant and agree that they will promptly amend this Agreement to the extent necessary and legally enforceable to accomplish the intent of such parties in the provision hereof rendered unenforceable. Subject to the terms of this Section 11, if any provision of this Agreement is deemed invalid or unenforceable by a court of law, such provision shall be considered to be automatically deleted from this Agreement. Any such deletion shall apply only to that portion of any provision so adjudicated, and the operation of such provision shall only be deemed inapplicable in the particular jurisdiction in which the adjudication is made.

                  (f) If either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

                  (g) This Agreement shall be subject to and governed by the laws of the State of Colorado.

                  (h) Employee acknowledges and agrees that the provisions of Sections 8, 9, and 10 of this Agreement are a reasonable and necessary protection of the immediate and substantial interests of the Company, Panoramic and their respective subsidiaries and affiliates, that any violation of these restrictions would cause substantial injury to the Company, Panoramic and their respective subsidiaries and affiliates, and that the Company would not have entered into the Merger Agreement or this Agreement, or completed the transactions contemplated thereby and hereby, without the additional consideration offered by Employee in binding himself to such provisions of this Agreement. In the event of a breach or threatened breach by Employee of the provisions of Sections 8, 9, or 10 of this Agreement, the Company shall be entitled to apply to any court of competent jurisdiction for a temporary and/or permanent injunction restraining Employee from such breach or threatened breach; provided, however, that nothing herein contained shall be construed to




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preclude the Company from pursuing any other available remedy for such breach or threatened breach in addition to, or in lieu of, such injunctive relief.

                  (i) This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this Agreement agrees that it will be bound by his or its own telecopied signature and that he or it accepts the telecopied signature of the other party to this Agreement.

                  (j) Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

                  (k) This Agreement is personal to Employee, and he shall not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company shall have the right to assign this Agreement to an affiliate of the Company or its lenders.

                  (l) Unless the context of this Agreement clearly requires otherwise, reference to one gender includes all genders.



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                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the first date mentioned above.


                                           COMPANY:



                                           By: /s/ Don Muir
                                              ------------------------------
                                           Name: Don Muir
                                           Its: Secretary and Treasurer



                                           EMPLOYEE:



                                           /s/ Todd Spence
                                           ---------------------------------
                                           Todd Spence


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